UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2025

SIX FLAGS ENTERTAINMENT CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	001-42157	93-4097909
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

8701 Red Oak Blvd.,

Charlotte, North Carolina 28217

(Address of principal executive offices) (Zip Code)

(704) 414-4700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FUN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On June 27, 2025, Six Flags Entertainment Corporation (the “Company”) and certain of its subsidiaries entered into a Second Incremental Assumption Agreement (the “Second Amendment”), which amends the Company’s Credit Agreement, dated as of May 1, 2024 (as previously amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among, inter alios, the Company, certain subsidiaries of the Company party thereto as borrowers, certain other subsidiaries of the Company party thereto as subsidiary guarantors, the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent and collateral agent. Pursuant to the Second Amendment, the Company incurred incremental term B loans in an aggregate principal amount of $500 million (the “2025 Incremental Term B Loans”), which 2025 Incremental Term B Loans constitute the same class of loans as, and are fungible for all purposes with, the existing Initial Term B Loans under the Credit Agreement. Capitalized terms used but not otherwise defined herein shall have the meaning assigned to such terms in the Credit Agreement.

Except as otherwise provided for in the Second Amendment, the 2025 Incremental Term B Loans will be subject to the same terms and conditions, including with respect to interest rate and maturity, as the Initial Term B Loans. The proceeds of the 2025 Incremental Term B Loans were or will be used to (i) repay the Company’s 7.000% Senior Secured Notes due 2025 (the “2025 Notes”), (ii) repay a portion of the Company’s outstanding revolving loans and (iii) pay fees and expenses related to the Second Amendment. Upon deposit with the trustee, on June 27, 2025, of funds sufficient to pay and discharge the remaining indebtedness on the 2025 Notes, for principal of and interest to the maturity date of the 2025 Notes, the indenture governing the 2025 Notes was fully satisfied and discharged.

Except as amended by the Second Amendment, the terms of the Credit Agreement remain in full force and effect. All other material provisions of the Credit Agreement remain materially unchanged.

As of June 27, 2025, after giving effect to the Second Amendment and the transactions contemplated therein, the Company has $1,492.5 million of Initial Term B Loans (including 2025 Incremental Term B Loans) outstanding under the Credit Agreement.

The foregoing summary of the Second Amendment is not intended to be complete and is qualified in its entirety by reference to the Second Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

10.1	Second Incremental Assumption Agreement, dated as of June 27, 2025, by and among, inter alios, the Company, certain subsidiaries of the Company party thereto as subsidiary guarantors, the lender party thereto and Wells Fargo Bank, National Association, as administrative agent and collateral agent.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIX FLAGS ENTERTAINMENT CORPORATION
(Registrant)

Date: June 27, 2025	By:	/s/ Brian C. Witherow
Brian C. Witherow Chief Financial Officer